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CODE OF ETHICS


MORGAN KEEGAN SELECT FUND, INC.

REGIONS MORGAN KEEGAN SELECT FUNDS

RMK ADVANTAGE INCOME FUND, INC.

RMK HIGH INCOME FUND, INC.

RMK MULTI-SECTOR HIGH INCOME FUND, INC.

RMK STRATEGIC INCOME FUND, INC.



Revised January 2007


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INTRODUCTION
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 This  Code  of  Ethics  ("Code") has been adopted by Morgan Keegan Select Fund,
 Inc., Regions Morgan Keegan Select Funds, RMK Advantage Income Fund Inc., RMK High Income Fund Inc., RMK Multi-Sector High Income Fund Inc., and RMK Strategic Income Fund Inc. (each a "Fund" and collectively the "Funds" or "RMK Funds") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

 In adopting this Code, the Funds recognize that certain of their affiliated persons owe a fiduciary duty to the Funds and must (1) at all times place the interests of Funds first; (2) conduct personal securities transactions in a manner consistent with this Code and avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and (3) adhere to the fundamental standard that personnel associated with the Funds should not take inappropriate advantage of their positions.

 This Code applies to Access Persons of the Funds (as defined below) and, more specifically, to those employees of Morgan Asset Management ("MAM") and Morgan Keegan & Co., Inc. ("Morgan Keegan") whose responsibilities provide them with access to information regarding MAM's advisory and Morgan Keegan's underwriting activities, as they relate to the Funds. MAM/Morgan Keegan have adopted a code of ethics pursuant to section 275.204A-1 under the Investment Advisers Act. Access Persons of the Funds who are Access Persons of MAM and Morgan Keegan are subject to this Code and to MAM/Morgan Keegan's Code. Separate and distinct from either of these Codes of Ethics is Morgan Keegan's registered investment adviser code of ethics, which pertains to Morgan Keegan's investment advisory programs. Any questions regarding the applicability of any of these codes to any employee or group of employees should be directed to the Chief Compliance Officer.

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DEFINITIONS
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 ACCESS PERSON is defined as  any  director, trustee, officer or Advisory Person of the Funds.

 ACCOUNT is defined as the following securities accounts: any personal account; any joint or tenant-in-common account in which the person has an interest or is a participant; any account for which the person acts as trustee, executor, or custodian; any account over which the person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the person has investment discretion), including the accounts of entities controlled directly or indirectly by the person; any other account in which the person has a direct or indirect Beneficial Interest provided, however, that Account shall not include any securities account over which the person has no investment discretion and cannot exercise control over any investment decisions, including any blind trusts.

 ADVISER means Morgan Asset Management, Inc. ("MAM") or any other investment adviser or sub-adviser of a Fund or series thereof.

 ADVISORY PERSON is defined as: (i) any employee of the Funds (or of any company in a control relationship with the Funds) who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of Covered Securities by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (ii) any natural person in a control
 relationship   to   the   Funds  or  MAM  who  obtains  information  concerning
 recommendations made to the  Funds  with  regard  to  the  purchase  or sale of

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

 Covered Securities by the Fund; or (iii) any other person the Funds' Chief Compliance Officer designates as an Advisory Person.

 BENEFICIAL OWNERSHIP/INTEREST means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934) ("1934 Act") that is held or shared by a person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in a security. The term "pecuniary interest," as it is defined under the 1934 Act, is generally understood to mean having the opportunity to share, directly or indirectly, in any profit or loss on a transaction in securities, including but not limited to all joint accounts, partnerships and trusts. An Access Person is presumed to have Beneficial Ownership of any Immediate Family member's account.

 COVERED SECURITY is defined as a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements, or shares issued by open-end funds other than funds managed by MAM ("MAM Funds").

 EQUIVALENT SECURITY is defined as any security issued by the same entity as the issuer or a security, including options, rights, warrants, preferred stock, restricted stock, bonds and other obligations of that issuer.

 IMMEDIATE FAMILY is defined as a person's spouse, a person's minor child, any adult residing in the same household as the person, any relative dependant on the person for financial support, and any other person designated by the Funds' Chief Compliance Officer.

 INDEPENDENT FUND DIRECTOR/TRUSTEE is defined as a director or trustee of the Funds who is not an "interested person" of the Funds within the meaning of
 Section 2(a)(19) of the 1940 Act.

 INITIAL PUBLIC OFFERING is defined as an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

 INVESTMENT PERSONNEL are defined as: (i) those employees of MAM or Morgan Keegan who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by the Funds or who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

 LIMITED OFFERING is defined as an offering that is exempt from registration under the Securities Act of 1933 ("1933 Act") pursuant to Section 4(2) or
 Section 4(6) or 77d(6)) or pursuant to rule 504, rule 505, or rule 506 under the 1933 Act, or pursuant to any other exemption.

 PORTFOLIO MANAGER is defined as any person or persons with principal day-to-day responsibility for managing the Funds.

 PORTFOLIO SECURITIES is defined as stocks, notes, bonds, debentures, or other evidences of indebtedness and all derivative investments, such as options and warrants, being held by a Fund, or presently being contemplated for purchase by a Fund.

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 SECURITIES TRANSACTION is defined as  a  purchase  or  sale  of  securities, or writing an option to purchase or sell a Covered Security.

 SECURITY, as defined in Section 2(a)(36) of the Investment Company Act of 1940, means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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 1. GENERAL PROHIBITIONS
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No Access Person of the Funds, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds, shall:

       A.  Employ any device, scheme or artifice to defraud the Funds;

       B. Make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

       C. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

       D.  Engage in any manipulative practice with respect to the Funds.

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 2.  IMPLEMENTATION OF THE CODE
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 The Vice Chairman and CEO of MAM (hereinafter referred to as the "Supervisor"), shall be responsible for the implementation of this Code, including the issuance of procedures, forms and guidelines as deemed necessary for such implementation. The Supervisor may designate one or more individuals to assist him in carrying out the terms and responsibilities of this Code. Any questions concerning this Code should be directed to the Funds' Chief Compliance Officer ("CCO").

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 3.  ACCESS PERSON REPORTING REQUIREMENTS
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 In addition to  the Trade Reporting Requirements described in Section 7 of this
 Code, Access Persons  must  provide  to the Supervisor or his designee personal
 holdings disclosure reports as described  below.   Each report must include the
 date  that the report was submitted to the Supervisor  or  his  designee.   The
 Supervisor or his designee will identify all Access Persons who are required to make reports under this Section 3 of this Code and will inform those persons of their reporting obligations.

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For purposes of these reporting requirements,  the Supervisor has designated the
CCO as the person responsible for gathering and maintaining such reports. A list of persons required to make reports under this section will be maintained by the CCO. Section 3.4 hereof exempts the Independent Fund Directors/Trustees from the reporting requirements in certain circumstances.

3.1  INITIAL HOLDINGS REPORT.
     ------------------------

       No later than 10 days after a person becomes an Access Person, he/she must submit an Initial Holdings Report including: (1) the title and type of security, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (2) the name of any broker, dealer, or bank with whom the Access Person maintained an account in which Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (3) the date the report is submitted by the Access Person. Information submitted by an Access Person on their Initial Holdings Report must contain information with respect to covered seceurities that is current as of a date no more than 45 days prior to the date the Initial Holdings report is submitted.

3.2  DELIVERY OF CODE OF ETHICS TO ACCESS PERSONS
     --------------------------------------------

       Access Persons will be provided with a copy of the Code of Ethics at the time they are notified by the CCO or his designee that they have been deemed to be an Access Person. Amendments to the Code of Ethics will be provided to Access Persons, and Access Persons will be required to acknowledge receipt of such revisions.

3.3  QUARTERLY TRANSACTIONS REPORT
     -----------------------------

    No later than 30 days after the end of a calendar quarter, each Access Person must submit a Quarterly Transactions Report which contains the following:

       A. TRANSACTION SUMMARIES. A summary of all transactions conducted during the quarter in Covered Securities in which the Access Person had any direct or beneficial ownership and indicating the status of any and all outside directorships. The Transaction Summaries must include:

                 i. The nature and date of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition):

                 ii. The title, interest rate, maturity date, number of shares exchange ticker symbol or CUSIP number, and principal amount of each Covered Security involved;

                 iii. The name of the broker, dealer or bank with or through which the transaction was effected; and

                 iv.   The  price  of  the   Covered   Security   at  which  the
                       transaction was effected.

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       B.       ACCOUNTS  REPORT.   In  addition   with   respect  to  brokerage
                accounts, the Quarterly Transactions Report must include the name of any broker, dealer, or bank with whom an account was established during the quarter in which Covered Securities were held for the direct or indirect benefit of the Access Person and the date such account was established.

       C. CERTAIN TRANSACTIONS IN MAM FUNDS. Quarterly Transactions Reports are not required to reflect purchases or sales of shares of MAM Funds made pursuant to a periodic or automatic investment, redemption, or reallocation plan in a deferred compensation, 401(k), IRA or other retirement account. In order to rely on this exception, the investment options in the plan may not be changed more frequently than every 30 days.

       D. OTHER. In the event that an Access Person is required by this section to file a Quarterly Transactions Report for a period in which he or she cannot identify any personal holdings or transactions which would require reporting, the Access Person will so indicate on the transaction report.

 3.4  ANNUAL HOLDINGS REPORT
      ----------------------

       According to a schedule adopted by the Supervisor or his designee, each Access Person must submit an Annual Holdings Report that is current as of a date no more than 30 days before the report is submitted. The Annual Holdings Report must include the following:

       A. HOLDINGS SUMMARY. The title, number of shares, exchange ticker symbol or CUSIP number, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership. In addition, with respect to brokerage accounts, the Annual Holdings Report must include the name of any broker, dealer, or bank with whom the Access Person maintained an account in which Covered Securities were held for the direct or indirect benefit of the Access Person.

       B. ANNUAL CERTIFICATION OF COMPLIANCE. Each Annual Holdings Report will also include an Annual Certification of Compliance, signed by the Access Person, in which the Access Person certifies that he or she has read and understands this Code, has complied with the requirements of this Code and has reported all Securities Transactions in Accounts required to be disclosed or reported pursuant to the requirements of this Code.

 Reports submitted by Access Persons will be reviewed by the CCO or his/her designee.

3.5   EXEMPTION FOR INDEPENDENT FUND DIRECTORS/TRUSTEES
      -------------------------------------------------

       A. Independent Fund Directors/Trustees are exempt from the "initial reporting requirements" and "annual reporting requirements" contained in this section. However, Independent Fund Directors/Trustees must report trades in the RMK Funds within 10 days of the transaction.

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       B.       Independent Fund Directors/Trustees are not required  to  submit
                Quarterly Transactions Reports as required by Section 3.3 with respect to Portfolio Securities unless the Independent Fund Director/Trustee knows or, in the course of fulfilling his or her official duties as a Fund Director/Trustee, should have known, that during the fifteen (15) day period immediately
                before  or  after   the  Independent  Fund  Director's/Trustee's
                transaction in a Portfolio Security, the Fund purchased or sold the Portfolio Security, or the Fund considered purchasing or selling the Portfolio Security.

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 4.  PRE-CLEARANCE REQUIREMENTS
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 All  Securities  Transactions  in  Accounts  held  by  Access  Persons or their
 Immediate Families are subject to prior authorization by the CCO or his/her designee subject to the limitations and exceptions set forth below.

 A form for obtaining pre-clearance of personal securities transactions can be obtained from the CCO. Pre-clearance requests shall be good through the market close (4 p.m. Eastern) on the next business day after the day the pre-clearance was approved. Subject to the limitations set forth in section 5 below, an approved pre-clearance will be deemed void if any of the RMK Funds trades in such security (including opening an options contract) prior to the Access Person effecting the transaction for which he or she sought pre-clearance. The CCO or his/her designee will notify the Access Person if such pre-clearance becomes void.

 The CCO will review all transactions  in  Accounts  held  by  his/her  designee
 reviewer.   All  transactions in Accounts held by the CCO will be approved  and reviewed by the General Counsel of Morgan Keegan.

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5.  TRADING RESTRICTIONS
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 All Access Persons and their Immediate Families are prohibited from engaging in the following Securities Transactions in Accounts:

       A. Any transaction in a Covered Security while in possession of material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

       B. Transactions intended to raise, lower, or maintain the price of any Covered Security or to create a false appearance of active trading.

       C. Purchases or sales of Covered Securities, or writing an option to purchase or sell a Covered Security, at a time when the person has knowledge of an intention to purchase or sell that Covered Security (or an Equivalent Security) on behalf of the Funds. This prohibition applies whether the Securities Transaction is in the same (two purchases) or the opposite (a purchase and sale) direction of the transaction of the Funds.

       D. Any purchase or sale of Covered Securities, including writing an option to purchase or sell a Covered Security, on any day during which the Funds have a pending "buy" or "sell" order in the same Covered Security (or Equivalent Security) until that order is executed or withdrawn, unless an explanation of why the trade is necessary is provided and provision is made for the Funds trade to

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

             take precedence, in terms of price, over the trade in question. Prior to approving a trade, the Supervisor or his designee shall determine whether there is an open order for the Covered Security by the Funds.

       E. Any acquisition of Covered Securities in an Initial Public Offering (other than a new offering of a registered open-end investment company), unless with prior approval. A record of any approval granted under this paragraph and the reasons for such approval will be maintained as described in Section 14 of this Code.

       F. Any acquisition of Covered Securities in a Limited Offering or private placement, unless with prior approval. The Supervisor or his designee may grant approval after considering, among other factors, whether the investment opportunity should be reserved for the Funds and whether the opportunity is being offered to the person by virtue of his or her position. In the event any person is authorized to acquire and has acquired Covered Securities in a Limited Offering, he or she is required to disclose that investment to the Supervisor or his designee if the investment plays a part in any subsequent consideration of an investment in the issuer by the Funds. The decision to purchase Covered Securities of the issuer by the Funds must be authorized by the Supervisor or his designee. A record of any approval granted under this paragraph and the reasons for such approval will be maintained as described in
             Section 14 of this Code.

       G. Purchases of a Covered Security within 60 days of a sale of the Covered Security and sales of a Covered Security within 60 days of a purchase of the Covered Security absent an agreement to give up all profits of the transaction.


             HARDSHIP EXEMPTION

             A "Hardship" shall be defined as an unusual or unforeseen event (following the purchase of securities for their personal account(s)) which could reasonably be expected to create a financial hardship if an exemption is not granted allowing the liquidation of his/her position and the use of the proceeds to meet the financial obligation.

             An Access Person may receive a Hardship Exemption on the sale of securities that have been held in their personal account(s) for sixty (60) days or less provided the following criteria are met:


          o Prior to the sale of the securities the Access Person must submit a Hardship Exemption Request Form to the Chief Compliance Officer
             (CCO) for consideration.  (Request a copy of the form from the CCO)

          o The Access Person must receive approval from the CCO prior to placing the order to sell the securities. The CCO or designee will respond via email.

             The approved / disapproved form will be retained in the Access person's file maintained in the office of the CCO.

 Investment Personnel and their Immediate Families are prohibited from engaging in any of the following Securities Transactions in Accounts:

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                                       7

       A. Purchasing or selling any Covered Security which has been placed on the Investment Consideration List; and

       B. Purchasing or selling any Covered Security which is not a component of the Standard & Poors 500 within seven (7) calendar days after a Fund purchases or sells the same Covered Security. Investment Personnel are prohibited from purchasing or selling any Covered Security which is a component of the Standard & Poors 500 within three (3) calendar days after a Fund purchases or sells the same Covered Security;

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 6.  EXEMPTIONS
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 The following Securities Transactions are exempt from the pre-clearance requirements set forth in Section 4 and the prohibitions set forth in Section 5, except as further explained below:

       A. REGIONS FINANCIAL CORPORATION (RF). Transactions involving Regions Financial Corporation stock do not require pre-clearance.

       B.    CERTAIN FUND TRANSACTIONS.

             o Securities issued by any registered open-end investment company, not including the RMK Funds (except as otherwise explained below).

             o RMK Funds purchased or sold pursuant to a periodic or automatic investment, redemption or reallocation plan in a deferred compensation, 401(k), IRA or other retirement account. In order to rely on this exception, the investment options in the plan may not be changed more frequently than every 30 days.

             o Purchases or sales of RMK Fund shares by an Independent Fund Director/Trustee, provided that the aggregate value of such shares does not exceed the amount of annual fees received by the Director/Trustee from the Funds within a three-year period.

       C. NO KNOWLEDGE. Securities Transactions where neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

       D. CERTAIN CORPORATE ACTIONS. Any acquisition of Covered Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

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                                       8

       E. EXERCISE OF RIGHTS. Any acquisition of Covered Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue;

       F. COMMODITIES, FUTURES AND OPTIONS ON FUTURES. Commodities, futures (including currency futures) and options on futures are not subject to pre-clearance, nor to the seven (7) day blackout, sixty (60) day profit disgorgement and prohibited transaction provisions of
             Section 5, but are subject to transaction reporting;

       G. GIFTS AND BEQUESTS. Receipt of Covered Securities as gifts and bequests and the making of personal or charitable gifts and bequests of Covered Securities; and

       H. MISCELLANEOUS. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposits, (3) commercial paper, (4) repurchase agreements, (5) securities that are direct obligations of the U.S. Government, (6) other securities which may from time to time be exempted in writing by the Securities and Exchange Commission.

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 7.  TRADE REPORTING REQUIREMENTS
--------------------------------------------------------------------------------

 All Access Persons and their Immediate Families must arrange for the CCO or his/her designee to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation and periodic statements for each Securities Transaction in each Account. If any such Access Person is unable to arrange for duplicate confirmations and statements to be sent, he or she must immediately notify the CCO or his/her designee and may be required to provide Compliance with copies of such statements on a quarterly basis. This provision shall not apply to Independent Fund Directors/Trustees.

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 8.  CONFIDENTIALITY/CONFLICTS OF INTEREST
--------------------------------------------------------------------------------

 8.1 ALL ACCESS PERSONS ARE PROHIBITED FROM REVEALING (except to the extent necessary in the normal course of the fulfillment of required duties on behalf of the Funds), OR ACTING UPON FOR PERSONAL BENEFIT, ANY INFORMATION RELATING TO THE INVESTMENT INTENTIONS, ACTIVITIES OR PORTFOLIO HOLDINGS OF THE FUNDS.

 8.2 ALL ACCESS PERSONS ARE PROHIBITED FROM TAKING PERSONAL ADVANTAGE OF ANY INVESTMENT OPPORTUNITY PROPERLY BELONGING TO THE FUNDS.

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 9.  GIFTS
--------------------------------------------------------------------------------

 9.1  ACCEPTING GIFTS
      ---------------

     On occasion, because of their position with the Funds, Access Persons may be offered, or may receive without notice, gifts from clients, outside vendors, or other persons who do business or are seeking to do business with the Funds. Solicitation of such gifts or gratuities is unprofessional and is strictly prohibited. This provision shall not apply to gifts

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                                       9
     received from Immediate Family members who give any such gifts in that capacity.

     Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the Funds. Gifts of a nominal value (i.e., gifts with a reasonable value of no more $100 a year) and customary business lunches, dinners, entertainment (e.g., sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

     The limitation on accepting gifts includes non-monetary gifts (i.e., gratuities) that exceed $100, where such gratuity is made in relation to the conduct of business with the employer of the recipient. Special provisional gifts provided on an occasional basis, which are not directly related to the conduct of business of associated persons, are permissible with the approval of the Supervisor or CCO.

     If any gift is offered or received that might be prohibited under this Code, the Access Person involved must immediately inform the Supervisor or his designee.

 9.2 GIVING GIFTS
     ------------

     Access Persons may not give any gift with a value in excess of $100 per year to any other person associated with securities or financial organizations, other member organization, including exchanges, commodity firms, news media, or clients of the Funds' Adviser or principal underwriters. This provision shall not apply to gifts to Immediate Family members given in that capacity.

--------------------------------------------------------------------------------
 10.  UNDUE INFLUENCE
--------------------------------------------------------------------------------

 NO PERSON MAY CAUSE OR ATTEMPT TO CAUSE THE FUNDS TO PURCHASE, SELL OR HOLD ANY SECURITY IN A MANNER CALCULATED TO CREATE ANY PERSONAL BENEFIT TO SUCH PERSON.

 If a Portfolio Manager or any member of his or her immediate family stands to materially benefit from an investment decision for the Funds that he or she is recommending or participating in, the Portfolio Manager must disclose that interest to the Supervisor or his designee. Based on the information given, a decision will be made on whether or not to restrict the Portfolio Manager's participation in causing the Fund to purchase or sell a Covered Security in which he or she has an interest.

 The Portfolio Manager must disclose to the Supervisor or his designee any Beneficial Interest that he or she or his or her immediate family has in that Covered Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Portfolio Manager, or to his or her immediate family, or create the appearance of impropriety. The Supervisor or his designee will determine whether or not the Portfolio Manager will be restricted in making investment decisions.

--------------------------------------------------------------------------------
 11.  SERVICE AS A DIRECTOR
--------------------------------------------------------------------------------

 No Access Person may serve on the board of directors of a publicly traded company not affiliated with the Funds' Adviser, absent prior authorization from the Supervisor or his designee. The Supervisor or his designee shall consult

--------------------------------------------------------------------------------
 with the Funds' Chief Compliance Officer as is necessary to carry out this provision of the Code. If prior approval to serve as a director of a company is granted by the Supervisor or his designee, the Access Person has an affirmative duty to excuse himself/herself from participating in any deliberations by the Funds regarding possible or actual investments in or other investment activity regarding the securities issued by the company on whose board the Access Person sits. The provisions of this Section 11 shall not apply to the Independent Fund Directors/Trustees.

--------------------------------------------------------------------------------
 12.  REPORTING  VIOLATIONS  OF THE CODE
--------------------------------------------------------------------------------

 12.1  REPORTING VIOLATIONS OF THE CODE
       --------------------------------

       Each Access Person is required to notify the Supervisor or his designee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code. In the event that a matter implicates the Supervisor or his designee, notice of a violation may be provided to the Fund's Chief Compliance Officer.

       Neither the Supervisor nor his designee shall retaliate, or tolerate any retaliation by any other person or group within the firm, directly or indirectly, against anyone who, in good faith, reports any violation of this Code or provides assistance to management or any other person or group, including any governmental, regulatory or law enforcement body, investigating any violation of this Code. Furthermore, neither the Supervisor nor his designee shall reveal the identity of any person who reports a violation of this Code and who asks that his or her identity as the person who made such report remain confidential. They also shall not make any effort, or tolerate any effort made by any other person or group, to ascertain the identity of any person who reports a violation anonymously, unless (i) such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange, self-regulatory organization, or other rules or regulations; or (ii) disclosure of such information, or ascertaining such identity, is supported by a clear and compelling interest of clients that is sufficient in the particular case to overcome an expectation of anonymity.

 12.2  INVESTIGATING VIOLATIONS OF THE CODE
       ------------------------------------

       The Code of Ethics Review Committee is responsible for investigating any reported or suspected violation of the Code and imposing sanctions. Any such investigation may be delegated to the Funds' CCO or his/her designee. Investigations shall include discussions/interviews with the involved parties as well as the gathering of documentary evidence (i.e., including but not limited to, trading, journals, account statements, etc.). This information will be utilized to determine if any violation has occurred.

  12.3 ANNUAL REPORTS
       --------------

       The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code and will prepare an annual report to the Funds' Board of Directors. The report will:

             (i) Describe any issues arising under this Code since the last report to the Board of Directors, including but not limited to, information about material violations of the Code and

--------------------------------------------------------------------------------
                    sanctions  imposed  in  response to the material violations;
                    and

             (ii) Certify that the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

--------------------------------------------------------------------------------
 13.  REMEDIES
--------------------------------------------------------------------------------

 13.1  SANCTIONS
       ---------

       If the Code of Ethics Review Committee determines that any Access Person has committed a violation of this Code, the Committee may recommend the imposition of such sanctions, subject to review as set forth below, as it deems appropriate, including reversal of the transaction(s) in question and forfeiture of any profit or absorption of any loss derived there from, a letter of censure, or suspension or termination of the employment of the violator for cause.

13.2   SANCTIONS FOR VIOLATING THE PERSONAL TRADING POLICIES.
       ------------------------------------------------------

       o FIRST VIOLATION: A $50 penalty will be imposed. This violation will be reviewed with the President of MAM and a letter describing the event, the imposition of the penalty and the method of collecting the penalty will be sent by the CCO to the Access Person. A copy of the letter will be maintained in the Access Person's file in the CCO's office.

       o SUCCESSIVE VIOLATIONS: A second penalty will result in a fine of $250, and a third violation will result in a fine of $500.

       Successive violations will result in review of the Access Person's conduct by the Vice Chairman/CEO, the President/CIO and by the CCO and may result in additional disciplinary action being imposed, including, but not limited to, suspension of the Access Person's personal trading privileges or other disciplinary action as deemed appropriate.

13.3   SANCTIONS FOR FAILING TO TIMELY SUBMIT  QUARTERLY TRANSACTIONS AND ANNUAL
       -------------------------------------------------------------------------
       HOLDINGS REPORTS.
       ----------------

       Any Access Person who fails to submit by the prescribed deadline his or her Quarterly Transactions Report or Annual Holdings Report for any two quarters in a trailing 12-month period will be subject to monetary penalty of $50 upon the occurrence of the second late report. Penalties for additional violations will increase to $250 and $500, respectively.

       Additionally,  repeated  violations  will  subject the Access  Person  to additional disciplinary action, up to and including termination of employment. The CCO retains the right to waive imposition of the monetary penalties on a case-by-case basis for good cause shown (such as prolonged absence from work due to illness or medical leave of absence).

--------------------------------------------------------------------------------

 13.4  REVIEW
       ------

       Whenever the Code of Ethics Review Committee determines that any Access Person has committed a violation of this Code that merits remedial action, it will report to the Supervisor or his designee information relating to the investigation of the violation, including any recommended sanctions. The Supervisor or his designee shall have the power to modify or increase the sanction as he or she deems appropriate. In performing this function, the Supervisor or his designee shall have access to all information considered by the Code of Ethics Review Committee in relation to the case.

--------------------------------------------------------------------------------
 14.  RECORDKEEPING
--------------------------------------------------------------------------------

 A copy of all of the following information, supplied pursuant to this Code, will be retained at the principal place of business of the Funds for at least five years after the end of the fiscal year in which the report is submitted:

       (A). A copy of the current Code of Ethics, in addition to a copy of any Code of Ethics in effect at any time within the past five years;

       (B). A list of all persons, currently or within the last five years, who are or were required to make Personal Holdings Reports and the names of any employees designated by the Supervisor or his designee who are or were responsible for reviewing those reports (as described in Section 3 of this Code);

       (C). Personal Holdings Reports (including Initial Holdings Reports, Quarterly Transactions Reports and Annual Holdings Reports) or Certifications of Exemption submitted by Access Persons (as described in Section 3);

       (D). A record of any pre-clearance approval of investments and the reasons for such approval (as described in Section 4);

       (E). A record of any approval granted for acquisition of Covered Securities in an Initial Public Offering or Limited Offering and the reasons for such approval (as described in Sections 5.E and 5.F);

       (F).  Trade Reports submitted by Access Persons (as described  in Section
             7); and

       (G). The Annual Report of the Code of Ethics Review Committee (as described in Section 12).

 All such reports and information will be made available for reasonable periodic or any other special inspection by the Code of Ethics Review Committee, the Funds' CCO, any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization and any state securities commission.

--------------------------------------------------------------------------------

================================================================================

APPENDIX

--------------------------------------------------------------------------------
 A.1.  COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

 A.1.1 GENERAL
       -------

       All Access Person Account statements provided pursuant to Section 7 (Trade Reporting Requirements) of the Code shall be compared with completed transactions of the Funds to monitor for possible violations. The basis of this comparison shall be the trading activity of the duplicated confirmations and statements versus a daily report of securities transactions for the Funds.

A.1.2  ACKNOWLEDGEMENT
       ---------------

       Signed acknowledgements are to be obtained from Access Persons subject to this Code as follows:

       (A) A signed acknowledgement stating that the individual has read, understood and complied with the Code and that no transactions have been effected in conflict with the Code is to be obtained from all Access Persons, including Independent Fund Directors/Trustees.

       (B) A signed acknowledgement stating that the individual has no access to transactions or contemplated transactions prior to public disclosure is to be obtained from all Access Persons, including Independent Fund Directors/Trustees.

       (C) A signed acknowledgement stating that all personal transactions have been reported as required is to be obtained from all Access Persons, except for Independent Fund Directors/Trustees.

--------------------------------------------------------------------------------
 A.2.  CODE OF ETHICS REVIEW COMMITTEE
--------------------------------------------------------------------------------

The Code of Ethics Review Committee shall be composed of the following:

       o     The Vice Chairman and CEO of MAM

       o     The President and Chief Investment Officer of MAM;

       o The Secretary and Assistant Treasurer of the Funds; Secretary and Treasurer of MAM;

       o     A Senior Fund Manager; and

--------------------------------------------------------------------------------

       o     Chief Compliance Officer.

The Code of Ethics Review Committee shall meet annually and on an as-needed basis.

--------------------------------------------------------------------------------

NOTICE OF ACKNOWLEDGEMENT
-------------------------

MORGAN KEEGAN SELECT FUND, INC.

REGIONS MORGAN KEEGAN SELECT FUNDS

RMK ADVANTAGE INCOME FUND, INC.

RMK HIGH INCOME FUND, INC.

RMK MULTI-SECTOR HIGH INCOME FUND, INC.

RMK STRATEGIC INCOME FUND, INC.



I hereby acknowledge that I have received and reviewed the Code of Ethics and that I agree to comply with its requirements and with all amendments and/or additional requirements that may be included in the future.


-----------------------------------
DATE


-----------------------------------
PRINTED NAME


-----------------------------------
SIGNATURE





    Please return executed acknowledgements to the Chief Compliance Officer, (MKG-MT-11th Floor), or via facsimile to (901) 529-5433.


--------------------------------------------------------------------------------